EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying quarterly report on Form 10-Q of ASTRA VENTURES, INC. for the quarter ended May 31, 2013, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1) the quarterly Report on Form 10-Q of ASTRA VENTURES, INC. for the quarter ended May 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the quarterly Report on Form 10-Q for the quarter ended May 31, 2013, fairly presents, in all material respects, the financial condition and results of operations of ASTRA VENTURES, INC.

By:	/s/ Mao Zhao
Name:	Mao Zhao
Title:	Chief Executive Officer
Date	July 15, 2013